UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2023

Mr. Cooper Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8950 Cypress Waters Blvd.

Coppell, TX 75019

(Address of Principal Executive Offices, and Zip Code)

469-549-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COOP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Home Point Capital Inc. Supplemental Indenture

On August 1, 2023, in connection with the Merger (as defined below) described in Item 8.01 of this Current Report on Form 8-K, Nationstar Mortgage Holdings Inc., a Delaware corporation (“Nationstar”) (as successor by merger to Home Point Capital Inc., a Delaware corporation (“Home Point Capital”)), Mr. Cooper Group Inc. (the “Company”), a Delaware corporation and the direct parent to Nationstar, Nationstar subsidiaries that are guarantors of the Nationstar Notes (as defined below) (the subsidiary guarantors collectively, the “Nationstar Subsidiary Guarantors”), and U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as trustee (the “Home Point Capital Trustee”) entered into the First Supplemental Indenture (the “Home Point Capital Supplemental Indenture”) to the Indenture (the “Home Point Capital Indenture”), dated as of January 19, 2021, by and among Nationstar (as successor-in-interest to Home Point Capital), the guarantors party thereto and the Home Point Capital Trustee, governing Home Point Capital’s 5.000% Senior Notes due 2026 (the “Home Point Capital Notes”). Pursuant to the Home Point Capital Supplemental Indenture, Nationstar assumed all of the obligations of Home Point Capital as the “Issuer” (as such term is defined in the Home Point Capital Indenture) under the Home Point Capital Indenture and Home Point Capital Notes, on the terms and subject to the conditions set forth therein, and the Company and the Nationstar Subsidiary Guarantors agreed to unconditionally guarantee all of Nationstar’s (as successor-in-interest to Home Point Capital) obligations under the Home Point Capital Indenture.

Copies of the Home Point Capital Indenture and the Home Point Capital Supplemental Indenture are attached as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference. The descriptions of the material terms of the Home Point Capital Indenture and the Home Point Capital Supplemental Indenture are qualified in their entirety by reference to such exhibits.

Nationstar Supplemental Indentures

On August 1, 2023, in connection with the Merger, HPC Insurance Agency, LLC, a Michigan limited liability company and a subsidiary guarantor of the Home Point Capital Notes (“HPC Insurance Agency”), entered into (i) the First Supplemental Indenture, dated as of August 1, 2023 (the “Nationstar 2027 Supplemental Indenture”), relating to Nationstar’s $600,000,000 6.000% Senior Notes due 2027, supplementing the Indenture, dated as of January 16, 2020, among Nationstar, the guarantors party thereto and Computershare Trust Company, N.A. (f/k/a Wells Fargo Bank, National Association), as trustee (the “Nationstar Trustee”); (ii) the First Supplemental Indenture, dated as of August 1, 2023 (the “Nationstar 2028 Supplemental Indenture”), relating to Nationstar’s $850,000,000 5.500% Senior Notes due 2028, supplementing the Indenture, dated as of August 6, 2020, among Nationstar, the guarantors party thereto and the Nationstar Trustee; (iii) the First Supplemental Indenture, dated as of August 1, 2023 (the “Nationstar 2030 Supplemental Indenture”), relating to Nationstar’s $650,000,000 5.125% Senior Notes due 2030, supplementing the Indenture, dated as of December 4, 2020, among Nationstar, the guarantors party thereto and the Nationstar Trustee; and (iv) the First Supplemental Indenture, dated as of August 1, 2023 (the “Nationstar 2031 Supplemental Indenture” and, together with the Nationstar 2027 Supplemental Indenture, Nationstar 2028 Supplemental Indenture and Nationstar 2030 Supplemental Indenture, the “Nationstar Supplemental Indentures”), relating to Nationstar’s $600,000,000 5.750% Senior Notes due 2031, supplementing the Indenture, dated as of November 4, 2021, among Nationstar, the guarantors party thereto and the Nationstar Trustee, HPC Insurance Agency agreed to unconditionally guarantee all of Nationstar’s obligations under the Nationstar Indentures.

Copies of the Nationstar Supplemental Indentures are attached as Exhibits 4.3 through 4.6 hereto and are incorporated herein by reference. The descriptions of the material terms of the Nationstar Supplemental Indentures are qualified in their entirety by reference to such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Home Point Capital 5.000% Senior Notes due 2026

Following the completion of the Merger, there will remain outstanding $500.0 million aggregate principal amount of Home Point Capital Notes. The Home Point Capital Notes were issued pursuant to the Home Point Capital Indenture. Interest on the Home Point Capital Notes is payable semi-annually on February 1 and August 1 until the Home Point Capital Notes’ maturity on February 1, 2026. Home Point Capital repurchased and retired $50.0 million of outstanding Home Point Capital Notes during the second quarter of 2022.

The Home Point Capital Indenture contains covenants and restrictions that, among other things and subject to certain exceptions, limit the ability of Nationstar (as successor-in-interest to Home Point Capital) and its restricted subsidiaries to (i) incur certain additional debt or issue certain preferred shares; (ii) incur liens; (iii) make certain distributions, investments, and other restricted payments; (iv) engage in certain transactions with affiliates; and (v) merge or consolidate or sell, transfer, lease, or otherwise dispose of all or substantially all of their assets. These covenants are subject to a number of important exceptions and qualifications set forth in the Home Point Capital Indenture.

The Home Point Capital Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest, breach of covenants or other agreements in the Indenture, defaults in failure to pay certain other indebtedness, and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Home Point Capital Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Home Point Capital Notes may declare the principal of and accrued but unpaid interest on all of the Home Point Capital Notes to be due and payable.

A copy of the Home Point Capital Indenture is attached as Exhibit 4.1 hereto and is incorporated herein by reference. The descriptions of the material terms of the Home Point Capital Indenture and the Home Point Capital Notes are qualified in their entirety by reference to such exhibit.

Item 8.01	Other Events.

On August 1, 2023, the Company completed its previously announced acquisition of Home Point Capital.

At 5:00 p.m. Eastern Time on July 31, 2023, the tender offer by Heisman Merger Sub, Inc. (“Purchaser”), a wholly owned subsidiary of the Company, for all of the outstanding shares of common stock, par value $0.0000000072 per share, of Home Point Capital (the “Shares”) expired. The Company has accepted for payment for $2.33 per Share, net to the seller in cash, without interest, all Shares that were validly tendered and not validly withdrawn.

Following its acceptance of the tendered Shares, the Company completed the acquisition through a merger of Purchaser with and into Home Point Capital (the “Merger”). As a result of the Merger, the separate existence of Purchaser ceased, and Home Point Capital continued as the surviving corporation and a wholly owned subsidiary of the Company. In connection with the Merger, all Shares not validly tendered (other than any Shares held by Home Point Capital, the Company or any of their respective direct or indirect wholly owned subsidiaries or by any person who is entitled to, and has properly exercised and perfected their demand for, statutory appraisal of his or her Shares) have been canceled and converted into the right to receive $2.33, net to the seller in cash, without interest, subject to any required withholding taxes. Following the Merger, the Company consummated certain related internal reorganization transactions, including a merger of Home Point Capital into Nationstar.

Also on August 1, 2023, the Company issued a press release announcing the closing of the acquisition of Home Point Capital. The full text of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautions Regarding Forward Looking Statements

Certain statements contained in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will” and other similar words or expressions. Risks that may cause these forward-looking statements to be inaccurate include, without limitation: the possibility that the Company may not fully realize the projected benefits of the acquisition of Home Point Capital; the possibility that the Company and Home Point Capital will not be integrated successfully; and business disruption following the closing of the transaction. In addition, actual results are subject to other risks and uncertainties that relate more broadly to the Company’s overall business, including those more fully described in the Company’s filings with the SEC, including its annual report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent quarterly reports on Form 10-Q. The forward-looking statements in this document speak only as of this date. The Company undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

4.1	Indenture relating to Nationstar Mortgage Holdings Inc.’s (as successor-in-interest to Home Point Capital Inc.) 5.000% Senior Notes due 2026, dated as of January 19, 2021, by and among Nationstar Mortgage Holdings Inc. (as successor-in-interest to Home Point Capital Inc.), the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as trustee

4.2	First Supplemental Indenture relating to Nationstar Mortgage Holdings Inc.’s (as successor-in-interest to Home Point Capital Inc.) 5.000% Senior Notes due 2026, dated as of January 19, 2021, by and among Nationstar Mortgage Holdings Inc. (as successor-in-interest to Home Point Capital Inc.), the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as trustee

4.3	First Supplemental Indenture relating to Nationstar Mortgage Holdings Inc.’s 6.000% Senior Notes due 2027, dated as of January 16, 2020, among Nationstar Mortgage Holdings Inc. as issuer, Mr. Cooper Group Inc. as parent guarantor, the guarantors thereto and Computershare Trust Company, N.A. (f/k/a Wells Fargo Bank, National Association), as trustee

4.4	First Supplemental Indenture relating to Nationstar Mortgage Holdings Inc.’s 5.500% Senior Notes due 2028, dated as of August 6, 2020, among Nationstar Mortgage Holdings Inc. as issuer, Mr. Cooper Group Inc. as parent guarantor, the guarantors thereto and Computershare Trust Company, N.A. (f/k/a Wells Fargo Bank, National Association), as trustee

4.5	First Supplemental Indenture relating to Nationstar Mortgage Holdings Inc.’s 5.125% Senior Notes due 2030, dated as of December 4, 2020, among Nationstar Mortgage Holdings Inc. as issuer, Mr. Cooper Group Inc. as parent guarantor, the guarantors thereto and Computershare Trust Company, N.A. (f/k/a Wells Fargo Bank, National Association), as trustee

4.6	First Supplemental Indenture relating to Nationstar Mortgage Holdings Inc.’s 5.750% Senior Notes due 2031, dated as of November 4, 2021, among Nationstar Mortgage Holdings Inc. as issuer, Mr. Cooper Group Inc. as parent guarantor, the guarantors thereto and Computershare Trust Company, N.A. as trustee

99.1	Press Release issued by Mr. Cooper Group Inc. on August 1, 2023 (incorporated by reference to Exhibit (a)(1)(J) to Schedule TO-T, as amended, filed with the Securities and Exchange Commission on August 1, 2023)

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mr. Cooper Group Inc.

Date: August 1, 2023	By:	/s/ Kurt Johnson
Kurt Johnson Executive Vice President, Chief Financial Officer